Exhibit 10.123

DEED OF TRUST,
ASSIGNMENT OF RENTS AND LEASES,
SECURITY AGREEMENT AND FIXTURE FILING

THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING ("Security Instrument") is made as of this 30th day of November, 2005 by CCP IV ASSOCIATES, LTD., a Texas limited partnership, c/o AIMCO, Stanford Place 3, 4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, Attention: Patti K. Fielding, as trustor ("Borrower"), to THE PUBLIC TRUSTEE OF EL PASO COUNTY, as trustee ("Trustee"), for the benefit of GMAC COMMERCIAL MORTGAGE BANK, a Utah industrial bank, 6955 Union Park Center, Suite 330, Midvale, Utah 84047, Attention: President, with a copy to GMAC Commercial Mortgage Corporation, 200 Witmer Road, Horsham Pennsylvania 19044, as beneficiary (together with its successors and assigns, "Lender").

BACKGROUND

Borrower and Lender are entering into a certain Loan Agreement of even date herewith ("Loan Agreement") pursuant to which Lender will make a loan ("Loan") to Borrower in the maximum principal amount of $2,000,000.00. The Loan also will be evidenced by Borrower's promissory note to Lender of even date herewith ("Note"). Borrower desires to secure payment and performance of Borrower's obligations in respect of the Loan by granting to Lender the security described in this Security Instrument.

NOW, THEREFORE, to induce Lender to make the an to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower agrees as follows:

ARTICLE 1
DEFINED TERMS,

1.01 Defined Terms. Capitalized terms used in this Security Instrument and not specifically defined in this Security Instrument have the meaning provided in the Loan Agreement.

ARTICLE 2
GRANT OF SECURITY

2.01 Property Mortgaged. Borrower does hereby irrevocably deed, mortgage, grant, bargain, sell, assign, pledge, warrant, transfer and convey to Trustee, and to its successors and assigns as trustee, in trust for the benefit of Lender, as security for the Obligations, with power of sale, the following property, rights, interests and estates, now owned or hereafter acquired by Borrower (collectively, "Property"):

(b)

Additional Land. All land that, from time to time, by supplemental deed or otherwise, may be expressly made subject to this Security Instrument, and all estates and development rights hereafter acquired by Borrower for use in connection with such land (also, the "Land");

(c)

Improvements. All buildings, structures, improvements and fixtures now or hereafter erected or located on the Land ("Improvements");

(d)

Easements. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Property and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof, and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Property and every part and parcel thereof, with all appurtenances thereto;

(e)

Fixtures and Personal Property. All machinery, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), furnishing, building supplies and materials, and all other personal property of every kind and nature whatsoever owned by Borrower (or in which Borrower has or hereafter acquires an interest) and now or hereafter located upon, or appurtenant to, the Property or used or useable in the present or future operation and occupancy of the Property, along with all accessions, replacements, betterments, or substitutions of all or any portion thereof (collectively, "Personal Property");

(f)

Leases and Rents. All leases, subleases, licenses and other agreements granting others the right to use or occupy all or any part of the Property together with all restatements, renewals, extensions, amendments and supplements thereto ("Leases"), now existing or hereafter entered into, and whether entered before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, and all of Borrower's right, title and interest in the Leases, including, without limitation (i) all guarantees, letters of credit and any other credit support given by any tenant or guarantor in connection therewith ("Lease Guaranties"), (ii) all cash, notes, or security deposited thereunder to secure the performance by the tenants of their obligations thereunder ("Tenant Security Deposits"), (iii) all claims and rights to the payment of damages and other claims arising from any rejection by a tenant of its Lease under the Bankruptcy Code ("Bankruptcy Claims"), (iv) all of the landlord's rights in casualty or condemnation proceeds of a tenant in respect of the leased premises ("Tenant Claims"), (v) all rents, ground rents, additional rents, revenues, termination and similar payments, issues and profits (including all oil and gas or other mineral royalties and bonuses)

from the Property (collectively with the Lease Guaranties, Tenant Security Deposits, Bankruptcy Claims and Tenant Claims, "Rents"), whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code, (vi) all proceeds or streams of payment from the sale or other disposition of the Leases or disposition of any Rents, and (vii) the right to receive and apply the Rents to the payment of the Debt and to do all other things which Borrower or a lessor is or may become entitled to do under the Leases or with respect to the Rents;

(g)

Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h)

Insurance Proceeds. All proceeds of, and any unearned premiums on, any insurance policies covering the Property, including, without limitation, the exclusive right to receive and apply the proceeds of any claim awards, judgments, or settlements made in lieu thereof, for damage to the Property;

(i)

Tax Certiorari. All refunds, rebates or credits in connection with a reduction in Taxes, including, without limitation, rebates as a result of tax certiorari or any other applications or proceedings for reduction;

(j)

Operating Agreements. All contracts (including, without limitation, service, supply, maintenance and construction contracts), registrations, franchise agreements, permits, licenses (including, without limitation, liquor licenses, if any, to the fullest extent assignable by Borrower), plans and specifications, and other agreements, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property, or respecting any business or activity conducted by Borrower from the Property, and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, while an Event of Default remains uncured, to receive and collect any sums payable to Borrower thereunder (collectively, "Operating Agreements");

(k)

Rate Cap Agreements. All interest rate cap agreements, swaps or other interest hedging agreements now or hereafter executed with respect to the Loan or to guard against interest rate exposure in connection with the Loan, if any;

(1) Intangibles. All accounts, escrows, chattel paper, claims, deposits, trade names, trademarks, service marks, logos, copyrights, books and records, goodwill, and all other general intangibles relating to or used in connection with the operation of the Property;

(m)

Accounts. All reserves, escrows and deposit accounts maintained by Borrower with respect to the Property (including, without limitation, the Operating Account and all reserves, escrows, deposit accounts and lockbox accounts established pursuant to the Loan Agreement), together with all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property from time to time held therein, and all proceeds, products, distributions, dividends or substitutions thereon or thereof;

(n)

Rights to Conduct Legal Actions. The right, in the name and on behalf of Borrower, to commence any action or proceeding to protect the interest of Lender in the Property and to appear in and defend any action or proceeding brought with respect to the Property;

(o)

Proceeds. All proceeds and profits arising from the conversion, voluntary or involuntary, of any of the foregoing into cash (whether made in one payment or a stream of payments) and any liquidation claims applicable thereto; and

(p)

Rights. Any and all other rights of Borrower in and to the items set forth in the foregoing subsections (a) through (o), inclusive, and in and to the Property.

TO HAVE AND TO HOLD the above granted and described Property to Trustee, and its successors and assigns, in trust, with power of sale in accordance with the terms and conditions hereof, for the use and benefit of Lender, and the successors and assigns of Lender, forever;

subject, however, to Section 2.05 below.

2.02 Grant of Security Interest; Security Agreement. Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the fullest extent that the Property now or hereafter may be subject to a security interest under the UCC. Borrower intends for this Security Instrument to be a "security agreement" within the meaning of the UCC. Borrower hereby irrevocably authorizes Lender to prepare, execute and file all initial financing statements, and any restatements, extensions, continuations, renewals or amendments thereof, in such form as Lender may require to perfect or continue the perfection of this security interest or other statutory liens held by Lender. Unless prohibited by applicable law, Borrower agrees to pay all reasonable expenses incident to the preparation, execution, filing and/or recording of any of the foregoing. With respect to any of the Property in which a security interest is not perfected by the filing of a financing statement, Borrower consents and agrees to undertake, and to cooperate fully with Lender, to perfect the security interest hereby granted to Lender in the Property. Without limiting the foregoing, if and to the extent any of the Property is held by a bailee for the benefit of Borrower, Borrower shall promptly notify Lender thereof and, if required by Lender, promptly obtain an acknowledgment from such bailee that is satisfactory to Lender and confirms that such bailee holds the Property for the benefit of Lender as secured party and shall only act upon instructions from Lender with respect to the Property.

2.03 Assignment of Leases and Rents.

(a)

Rights Granted to Lender. Borrower hereby absolutely and unconditionally assigns to Lender all of Borrower's right, title and interest in and to all current and future Leases and Rents. Borrower hereby declares its intention to establish a present, absolute and irrevocable transfer and assignment to Lender of all Rents and Leases and to authorize and empower Lender to collect and receive all Rents and exercise all of Borrower's rights under the Leases (including, without limitation, the right to modify, extend or terminate any Lease) without any further action by Borrower; it being intended that this assignment is effective immediately and not an assignment made for security only, not withstanding any provision hereof to the contrary. For purposes of giving effect to this assignment of Rents and Leases and for no other purpose, Rents and Leases shall not be deemed to be part of the "Property" as that term is defined in Section 2.01 of this Security Instrument. If, however, this assignment of Rents and Leases is not enforceable by its terms under the laws of the State where the Property is located, then Rents and Leases shall be included as part of the Property and it is Borrower's intention that, in this circumstance, this Security Instrument creates and perfects a lien of the Rents and Leases in favor of Lender, which lien shall be effective as of the date of this Security Instrument.

(b)

License to Borrower; Revocation. Nevertheless, subject to the terms of this Security Instrument and the Loan Agreement, Lender grants to Borrower a revocable license (i) to manage the leasing activities of the Property as contemplated by the Loan Agreement, (ii) to exercise all of Borrower's rights under the Leases and (iii) to collect and receive the Rents in trust for Lender and to apply the Rents to discharge all current amounts due on the Debt and to pay the current costs of managing, operating and maintaining the Property. So long as no Event of Default exists, the Rents remaining after application pursuant to the preceding sentence may be retained by Borrower free and clear of, and released from, Lender's rights with respect to Rents under this Security Instrument. From and after the occurrence of an Event of Default, and without the necessity of notice or prior demand or Lender's entering upon and taking and maintaining control of the Property (whether directly or through a receiver), the license granted to Borrower by this Section shall terminate automatically, and Lender shall be entitled to receive and collect the Rents as they become due and payable and exercise all of Borrower's rights or the rights of lessor under the Leases and with respect to the Rent. Lender's right to revoke the license granted to Borrower is in addition to all other rights and remedies available to Lender following an Event of Default.

(c)

No Obligations Assumed by Lender. Neither the granting of this assignment to Lender, nor Lender's exercise of any rights or remedies with respect to this assignment, shall be construed (i) to make Lender a "mortgagee in possession" of the Property in the absence of Lender itself taking actual possession of the Property or (ii) to obligate Lender to take any action with respect to the Leases, including, without limitation, the performance of any obligation to be performed on the part of Borrower under any of the Leases, which shall remain exclusively with Borrower. Without limiting the foregoing, this assignment shall not operate to place on Lender any obligation or liability for: (i) the control, care, management or repair of the Property; (ii) for carrying out any of the terms and conditions of the Leases; (iii) any waste committed on the Property by tenants or any other parties; (iv) any dangerous or defective condition of the Property (including, without limitation, the presence of any Hazardous Materials as defined in the Environmental Indemnity); or (v) any negligence in the management, upkeep, repair or control of the Property resulting in injury or death to any tenant or any other party or any loss of personal property. Borrower, for itself and any party claiming under or through Borrower, hereby releases and discharges Lender from any such liability to the fullest extent permitted by law. Lender shall be obligated to account only for Rents actually collected or received by Lender, and Lender shall not be liable for any loss sustained by Borrower resulting from Lender's failure to lease the Property after an Event of Default.

2.04 Pledge of Monies Held. Borrower hereby pledges to Lender, as security for the Obligations, all money now or hereafter held by Lender in escrow or reserve or on deposit pursuant to the terms hereof or pursuant to the Loan Agreement or any other Loan Document, until expended or applied as provided in this Security Instrument or such other Loan Document.

2.05 Release of Security. The grants, deed of trust, mortgage, liens, security interests, assignments, pledges and transfers by this Security Instrument are subject to the express condition that, if Borrower pays to Lender the Debt at the time and in the manner provided in the Loan Agreement and performs all Obligations when and as required by the Loan Agreement and each other Loan Document, Lender shall release the Property from the grants, deed of trust, mortgage, liens, security interests, assignments, pledges and transfers created by this Security Instrument and reconvey the Property to Borrower. Lender shall prepare (at Borrower's expense) and deliver to Borrower such documents as are necessary to effect such release and reconveyance.

ARTICLE 3
DEBT AND OBLIGATIONS SECURED

3.01 Debt. This Security Instrument and the interests created in favor of Lender hereunder are given for the purpose of securing (a) payment of principal, interest and all other amounts due at anytime under the Loan Agreement, the Note and each of the other Loan Documents, including, without limitation, interest at the Default Rate, any late fee for delinquent payment, the Prohibited Prepayment Fee, the Prepayment Fee, and the Exit Fee (if any) as provided in the Loan Agreement, and amounts advanced by Lender to protect and preserve the Property and the Liens hereby created for the benefit of Lender (collectively "Debt"), and (b) performance of all obligations of Borrower contained in the Loan Agreement, the Note and each of the other Loan Documents (collectively with the Debt, "Obligations"). Notwithstanding any provision of this Security Instrument to the contrary, the obligations of Borrower and the other indemnitors under the Environmental Indemnity shall not be deemed secured by this Security Instrument unless and until Lender expressly declares in writing such obligations to be secured hereby.

ARTICLE 4
BORROWER COVENANTS

4.01 Payment of Debt and Performance of Obligations. Borrower will pay the Debt at the time and in the manner provided in the Loan Documents and fully and punctually perform the Obligations when and as required by the Loan Documents. Borrower may not prepay the Debt except in strict accordance with the Loan Agreement.

4.02 Compliance with Loan Agreement. Borrower shall comply with all covenants and agreements in the Loan Agreement and other Loan Documents, including, without limitation, all obligations regarding the ownership, operation, management and condition of the Property and the protection and perfection of the Liens hereby created in favor of Lender. Without limiting the foregoing, Borrower agrees:

(a)

No Transfers of the Property or Interests in Borrower. Borrower shall not cause or permit any Transfer of the legal or beneficial ownership of the Property, Borrower or SPE Equity Owner in violation of the Loan Agreement.

(b)

Payment of Taxes and Other Lienable Charges. Borrower shall pay all Taxes and Other Charges assessed or imposed against the Property when and as required by the Loan Agreement.

(c)

Insurance. Borrower shall obtain and maintain, in full force and effect at all times, all insurance with respect to Borrower and the Property as required by the Loan Agreement.

(d)

Obligations upon Condemnation or Casualty. Borrower shall comply with all obligations required under the Loan Agreement in the event the Property is damaged by a Casualty or becomes involved in any Condemnation. All proceeds or awards recovered or payable to Borrower as a result of a Casualty or Condemnation shall be paid to, and administered by Lender, in accordance with the Loan Agreement.

(e)

Leases and Rents. Borrower shall not enter into any Leases for all or any portion of the Property unless in accordance with the Loan Agreement.

(f)

Operating Agreements. Borrower shall observe and perform in a timely manner each and every obligation to be observed or performed by Borrower pursuant to the terms of each Operating Agreement and shall not terminate any Operating Agreement unless otherwise permitted in accordance with the Loan Agreement.

(g)

Warranty of Title. Borrower has good, marketable and insurable fee simple title of record to the Property, free and clear of all liens, encumbrances and charges whatsoever except for the Permitted Encumbrances. Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender and/or Trustee against the claims of all Persons whomsoever.

ARTICLE 5
SUBROGATION

5.01 Subrogation. If the Loan is used to pay, satisfy, discharge, extend or renew any indebtedness secured by a pre-existing mortgage, deed of trust or other lien encumbering the Property ("Prior Lien"), then to the extent of funds so used, Lender shall automatically, and without further action on its part, be subrogated to all rights, including lien priority, held by the holder of the indebtedness secured by the Prior Lien, whether or not the Prior Lien is released, and such former rights are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for payment of the Debt and performance of the Obligations

ARTICLE 6

DEFAULT

6.01 Events of Default. The occurrence of an "Event of Default" as that term is defined under the Loan Agreement shall constitute an "Event of Default" under this Security Instrument.

6.02 Remedies. If an Event of Default occurs, Lender may, at its option, acting directly or through Trustee and without prior notice or demand, exercise, and hereby is authorized and empowered by Borrower so to exercise, any or all of the remedies set forth in the Loan Agreement (including, without limitation, the right to accelerate the Loan) or otherwise permitted by law or in equity.

6.03 Cumulative Remedies; No Waiver; Other Security. Lender's remedies under this Security Instrument are cumulative with the remedies provided in the other Loan Documents, by law or in equity and may be exercised independently, concurrently or successively in Lender's sole discretion and as often as occasion therefor shall arise. Lender's delay or failure to accelerate the Loan or exercise any other remedy upon the occurrence of an Event of Default shall not be deemed a waiver of such right as remedy. No partial exercise by Lender of any right or remedy will preclude further exercise thereof. Notice or demand given to Borrower in any instance will not entitle Borrower to notice or demand in similar or other circumstances nor constitute Lender's waiver of its right to take any future action in any circumstance without notice or demand (except where expressly required by this Security Instrument to be given). Lender may release other security for the Debt, may release any party liable for the Debt, may grant extensions, renewals or forbearances with respect thereto, may accept a partial or past due payment or grant other indulgences, or may apply any other security held by it to payment of the Debt, in each case without prejudice to its rights under this Security Instrument and without such action being deemed an accord and satisfaction or a reinstatement of the Debt. Lender will not be deemed as a consequence of its delay or failure to act, or any forbearances granted, to have waived or be estopped from exercising any of its rights or remedies.

6.04 Enforcement Costs. Borrower shall pay, on written demand by Lender, all costs incurred by Lender in (a) collecting any amount payable under the Loan Documents, or (b) enforcing its rights under the Loan Documents, in each case whether or not legal proceedings are commenced. Such fees and expenses include, without limitation, reasonable fees for attorneys, paralegals, law clerks and other hired professionals, a reasonable assessment of the cost of services performed by Lender's default management staff, court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings, including discovery, and costs incurred in post judgment collection efforts or in any bankruptcy proceeding. Amounts incurred by Lender shall be added to the Debt, shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full, if not paid in full within five (5) days after Lender's written demand for payment.

6.05 Application of Proceeds. The proceeds from disposition of the Property shall be applied by Lender to the payment of the Debt (including, without limitation, advances made by Lender and enforcement costs incurred by Lender) in such priority and proportion as Lender determines in its sole discretion.

6.06 Continuing Lien; Right to Release Property. If less than all of the Property is, at any time, sold through foreclosure, power of sale, or otherwise, or if Lender releases any portion of the Property (for whatever consideration Lender deems appropriate), this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property, unimpaired and without loss of priority.

6.07 LIMITATION ON PERSONAL LIABILITY. NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, BORROWER'S PERSONAL LIABILITY FOR PAYMENT OF THE DEBT AND PERFORMANCE OF THE OBLIGATIONS IS LIMITED HEREUNDER IN THE SAME MANNER AND TO THE SAME EXTENT AS EXPRESSLY PROVIDED IN THE LOAN AGREEMENT.

ARTICLE 7
WAIVER OF RIGHT OF REDEMPTION AND OTHER RIGHTS

7.01 Waiver of Rights of Redemption, Marshalling and Other Rights. Borrower hereby waives, to the fullest extent permitted by law, the benefit of all laws, now or hereafter in force, providing for (a) the valuation or appraisement of the Property, or any party thereof, prior to any sale or sales thereof pursuant to this Security Instrument or any decree, judgment or order of a court of competent jurisdiction; (b) the right to stay or extend any such proceeding, to have this Security Instrument reinstated or to redeem the Property or any portion thereof so sold; (c) rights of marshalling relating to any such sale or sales; (d) any right to require that the Property be sold as separate tracts or units in connection with enforcement of this Security Instrument; and (e) the benefit of any moratorium, exemption or homestead rights now or hereafter provided. Borrower makes such waivers on its own behalf and on behalf of all parties now or hereafter claiming or having an interest (direct or indirect) by, through or under Borrower.

7.02 Waiver of Counterclaim. Borrower hereby waives, to the fullest extent permitted by law, the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Trustee or Lender arising out of, or in any way connected with, the Obligations.

7.03 Waiver of Foreclosure Defense. Borrower hereby waives, to the fullest extent permitted by law, any defense Borrower might have by reason of Lender's failure to make any tenant or tenant of the Property a party defendant in any foreclosure instituted by Lender.

7.04 Waiver of Notices Generally. Borrower hereby waives, to the fullest extent permitted by law, its rights to notice from Lender except when this Security Instrument or the other Loan Documents expressly provides for Lender to give notice to Borrower.

7.05 Waiver of Statute of Limitations and Laches. Borrower hereby waives, to the fullest extent permitted by law, the benefit of any statute of limitations or laches defense to payment of the Debt or performance of the Obligations.

7.06 WAIVER OF TRIAL BY JURY. BORROWER WAIVES ITS RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, AND AGREES NOT TO ELECT, A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER.

7.07 Consent to Jurisdiction. Borrower hereby consents and submits to the exclusive jurisdiction and venue of any state or federal court sitting in the county and state where the Land is located with respect to any legal action or proceeding arising with respect to this Security Instrument or any other Loan Document and waives all objections which it may have to such jurisdiction and venue. Nothing herein shall, however, preclude or prevent Lender from bringing actions against Borrower in any other jurisdiction as may be necessary to enforce or realize upon the security herein provided.

ARTICLE 8
MISCELLANEOUS PROVISIONS

8.01 Incorporation from Loan Agreement. All provisions of Articles 17 and 18, inclusive, of the Loan Agreement are incorporated into this Security Instrument by this reference, as if fully reproduced herein.

8.02 Further Acts. Borrower, at Borrower's expense, agrees to take such further actions and execute such further documents as Lender reasonably may request to carry out the intent of this Security Instrument or to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder or to protect the value of the Property and the Liens and security hereby created in favor of Lender. Borrower agrees to pay all filing, registration or recording fees or taxes, and all expenses incident to the preparation, execution, acknowledgement or filing/recording of this Security Instrument or any such instrument of further assurance, except where prohibited by law so to do.

8.03 No Third Party Beneficiary. Notwithstanding any provision of this Security Instrument to the contrary, this Security Instrument is not intended by the parties to create, and shall not create, benefits on behalf of any tenant or other occupant of the Property or anyone claiming rights through any tenant or other occupant of the Property.

8.04 No Agency or Partnership. Nothing contained in this Security Instrument shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.

ARTICLE 9
TRUSTEE PROVISIONS

9.01 Trustee's Fees and Expenses. Borrower shall pay all reasonable fees and expenses incurred by Trustee for legal counsel and other professional advisors in connection with Trustee's performance of its duties hereunder. Amounts incurred by Trustee shall be deemed a part of the Debt secured by this Security Instrument and bear interest at the Default Rate if not paid in full within five (5) days after Trustee's written demand for payment. Trustee hereby waives any statutory fee or compensation for services rendered hereunder.

9.02 Duties of Trustee.

(a) Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts and duties herein created and conferred upon Trustee. Notwithstanding the foregoing, Trustee agrees not to execute any of the powers conferred upon Trustee hereunder, nor to take any action to protect or enforce Lender's rights hereunder, nor to provide any interpretation of this Security Instrument or any of the other Loan Documents without Lender's prior written consent thereto in each instance. Trustee, however, has an affirmative duty to reasonably cooperate with Lender as Lender may require to protect the Property and to enforce Lender's rights hereunder, but Trustee shall not be obligated to institute or defend any suit in respect hereof or to perform any act which would involve Trustee in any expense or liability unless, in each case, properly indemnified to Trustee's reasonable satisfaction. Trustee also has no duty to see to any recording, filing or registration of this Security Instrument or any other instrument in addition or supplemental hereto, or to give any notice thereof, or to see to the payment of, or be under any duty in respect of, any tax or assessment or other governmental charge which may be levied or assessed on the Property or against Borrower, or to see to the performance or observance by Borrower of any of the covenants and agreements contained herein. Trustee shall not be responsible for the sufficiency of the security purported to be created hereby and makes no representation or warranty in respect thereof or in respect of the rights of Lender.

(b)

Trustee shall not be liable for any error of judgment or act done by Trustee in good faith or otherwise responsible or accountable under any circumstances whatsoever (including Trustee's negligence), except for Trustee's gross negligence or willful misconduct. Trustee has the right to advice of counsel upon any matters arising hereunder and shall be fully protected in relying on the advice of counsel. Trustee has the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall not be personally liable in case of entry upon the Property by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, or for liability or damages incurred in the management or operation of the Property.

(c)

All money received by Trustee with respect to the Debt and Obligations shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law), and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

9.03 Resignation and Substitution of Trustee.

(a)

Trustee may resign at any time upon written notice to Lender delivered not less than thirty (30) days prior to the intended date of resignation. In the event of Trustee's death, resignation, refusal to act, disqualification or other inability to act, or if Lender shall deem it desirable to remove Trustee for any reason with or without cause, Lender has the right, in its sole discretion, to select and appoint a successor trustee (who may be Lender or an affiliate of Lender if permitted by law), without application to court or compliance with any formality other than appointment and designation in writing by Lender. If Lender is a corporation or association and such appointment is executed in its behalf by an officer of such corporation or association, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation or association.

(b)

Any successor appointed as Trustee shall, without further act, deed or conveyance, become vested with all of the estates, properties, rights, powers, privileges, immunities and duties herein conferred upon Trustee with like effect as if such successor were originally named as trustee herein. Nevertheless, upon the written request of Lender or of the successor as Trustee, the party ceasing to act as Trustee shall execute and deliver an instrument, in recordable form, transferring to such successor as Trustee, all of the estates, properties, rights, powers, privileges, immunities and duties herein conferred upon Trustee and shall duly assign, transfer and deliver to such successor, in trust, any of the property and money then held by the party ceasing to act as Trustee.

9.04 Multiple Trustees. If more than one Trustee is appointed hereunder at any one time, or from time to time, all rights granted to and all powers conferred upon Trustee hereunder may be exercised by any or all of such Trustees, independently or jointly. Action exercised by one Trustee shall be deemed valid and binding on all Trustees.

ARTICLE 10
LOCAL LAW PROVISIONS

The provisions set forth below control in the event of any conflict with the other terms of this Security Instrument.

10.01 Acceleration; Remedies. At any time during the existence of an Event of Default, Lender, at Lender's option, may declare the Debt to be immediately due and payable without further demand, and may invoke the power of sale and any other remedies permitted by Colorado law or provided in this Security Instrument or in any other Loan Document. Lender shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including attorneys' fees, costs of documentary evidence, abstracts and title reports.

If Lender invokes the power of sale, Trustee shall give notice of sale in the manner required by Colorado law to Borrower and to all other persons who are entitled to receive such notice under Colorado law, and shall sell the Property according to Colorado law. Trustee may sell the Property at the time and place and under the terms designated in the notice of sale in one or more parcels and in such order as Trustee may determine. Trustee may postpone the sale of all or any part of the Property by public announcement at the time and place of any previously scheduled sale. Lender or Lender's designee may purchase the Property at any sale. Trustee shall deliver to the purchaser at the sale Trustee's certificate describing the Property and the time when the purchaser will be entitled to Trustee's deed to the Property. The recitals in Trustee's deed shall be prima facie evidence of the truth of the statements made in those recitals.

Trustee shall apply the proceeds of the sale as prescribed by applicable law. If, upon foreclosure of the Property pursuant to this Security Instrument, the purchaser at the foreclosure sale has bid an amount less than the full Debt owed by Borrower and secured by this Security Instrument, then the full amount bid and the full amount of the deficiency shall bear interest at the Default Rate. Thereafter, the deficiency, together with such interest, shall be a continuing obligation of Borrower for which Lender shall be entitled to personal monetary judgment, to the extent permitted under the Note and under Colorado law.

10.02 Release. Upon payment of the Debt, Lender shall request Trustee to release this Security Instrument and shall deliver to Trustee the canceled Note. Trustee shall release this Security Instrument without further inquiry or liability. Borrower shall pay all costs of recordation, if any, of the release and shall pay the statutory Trustee's fee.

10.03 Waiver of Homestead. Borrower waives all right of homestead exemption in the Property.

10.04 WAIVER OF TRIAL BY JURY. BORROWER AND LENDER EACH (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS SECURITY INSTRUMENT OR THE RELATIONSHIP BETWEEN THE PARTIES AS BORROWER AND LENDER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

[Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, the undersigned hereby signs, seals and delivers this Security Instrument.

CCP 1V ASSOCIATES, LTD., a Texas limited partnership

By: CCP/IV Residential GP, L.L.C., a South Carolina limited liability company, its general partner

By: Consolidated Capital Properties N, a California limited partnership, doing business in Colorado as Consolidated Capital Properties N, Ltd., its sole member

By: ConCap Equities, Inc., a Delaware corporation, its general partner

By /s/Patti K. Fielding

Executive Vice President and Treasurer

STATE OF COLORADO CITY/COUNTY OF DENVER, to-wit:

The foregoing, instrument was acknowledged before me in the above-stated jurisdiction this30th day of November, 2005 by Patti K. Fielding who is Executive Vice President
and Treasurer of ConCap Equities, Inc., a Delaware corporation, general partner of Consolidated Capital Properties N, a California limited partnership, doing business in Colorado as Consolidated Capital Properties N, Ltd., sole member of CCP/W Residential GP, L.L.C., a South Carolina limited liability company, general partner of CCP N Associates, Ltd., a Texas limited partnership, for and on behalf of the limited partnership.

/s/Gail D. Coalson

Notary Public

My commission expires:

02/17/2008